AGREEMENT OF SALE

     This Agreement made this 2nd day of June 1997, by and between Harvey William Glasser ("Seller") and NewCare Health Corporation or its assigns ("Buyer").

                             R E C I T A L S

     A. Seller is the owner of that certain parcel of real property described as Lot 1, Gardner Medical Center Addition, an Addition to the City of Gardner, Johnson County, Kansas, according to the recorded plat thereof (the "Real Property").

     B. The Real Property is leased to Meadowbrook Neurocare - Kansas City, Inc., a Kansas corporation ("Tenant") pursuant to a certain Lease Agreement between Seller and Tenant effective as of September 1, 1987, an Addendum to Lease Agreement dated May 1, 1988, an Addendum to Lease Agreement dated April 1, 1989, a Third Amendment to Lease dated July 1, 1991, and a Fourth Amendment to Lease dated January 2, 1992 (said Lease Agreement as amended is referred to as the "Lease"). The performance of the obligations of Tenant under the Lease are guaranteed by Meadowbrook Rehabilitation Group, Inc., a Delaware corporation ("Guarantor").

     C. Concurrently with the execution of this Agreement Buyer is entering into an agreement to acquire all of the outstanding stock of Tenant.

     D.  Seller wishes to Sell and Buyer wishes to buy the Real Property.

     NOW, THEREFORE, the parties agree as follows:

                                   AGREEMENT

     1. The recitals set forth here and above are incorporated herein by reference.

     2. Subject to the terms and conditions hereof, Seller agrees to sell and Buyer agrees to purchase the Real Property for a purchase price of $3,500,000 payable in cash upon conveyance of the Real Property by Seller to Buyer.

     3. Chicago Title Insurance Company (the "Escrow Holder"), has issued an ALTA Commitment for the issuance of an ALTA Loan policy dated May 15, 1997, Commitment No. 97-2376 which is attached hereto as Exhibit A (the "Commitment"). Title to the Real Property shall be conveyed subject only to exceptions 1, 8 (excluding 1996 taxes), 13, 14, 15, 16, 17, 18 shown in Schedule B of the Commitment, and to the Lease (the "Permitted Exceptions"). If Seller is unable or unwilling to remove the remaining exceptions set forth in the Commitment, Buyer may elect to terminate the obligations of the parties hereunder and any deposits made by Buyer shall be immediately released to Buyer. Evidence of title shall be in the form of an ALTA Lenders Title Insurance Policy (10/17/92) issued by the Escrow Holder.

     4. Upon the execution of this Agreement, Buyer shall have the right for a period ending June 25, 1997 to enter upon the Real Property and, subject to the rights of Tenant, conduct such inspections and tests as Buyer shall deem appropriate. If any test and inspection results in any damage to the Real Property or the improvements thereon, Buyer agrees to repair such damage. Buyer agrees to hold Seller harmless from any claim, liability, damage or expense, arising on account of any injury to property, or persons on account of any tests or inspections conducted by Buyer, its employees or agents. Prior to performing any invasive tests, Buyer shall provide evidence of liability insurance which will insure Seller and Buyer against any claims for personal injury or property damage arising on account of any tests or inspections.

     If Buyer, for any reason, or for no reason, elects not to purchase the Real Property and gives Seller written notice of such election, on or before June 25, 1997, the obligations of the parties hereunder shall terminate. If Buyer does not terminate this agreement, it shall deposit the sum of one hundred thousand dollars ($100,000.00) with the Escrow Holder as an advance upon the payment of the purchase price.

     5. The parties shall open an escrow with the Escrow Holder. Prior to the Closing Date, Seller shall deposit with the escrow holder, a Deed to the Real Property, and all of the documents which may be required by the Escrow Holder in order to convey title to the Real Property to Buyer subject to the Permitted Exceptions. On or before the Closing Date Buyer shall deposit the purchase price in cash. Both parties shall execute such escrow instructions and other documents that may be required by the Escrow Holder.

     6. Rents and any expenses of the Real Property shall be pro-rated between Seller and Buyer as of the date of the conveyance of the Real Property. Seller shall pay all costs related to the removal of the exceptions in the Commitment which are to be removed. Each party shall pay one-half (1/2) of any taxes or fees payable upon conveyance of the Real Property, escrow fees, and any other incidental expenses incurred in connection with the conveyance of the Real Property. Buyer shall pay the cost of an owners policy of title insurance insuring title to the Real Property in the name of Buyer. Each party shall pay its own attorneys' fees, accountants' fees, or other expenses incurred in connection with the preparation of this Agreement, the conveyance of the property, or in connection with any investigation or tests relating to the Real Property.

     7. Seller represents and warrants to Buyer that: (a) Seller has not received any notice of noncompliance of the property under any environmental law or regulation and that Seller is not aware of any hazardous substances on the Real Property as such substances are defined by any environmental law or regulation of any governmental authority having jurisdiction over the Real Property, except such hazardous substances as may be used by the Tenant in the operation of the medical facilities on the Real Property. Insofar as is known to Seller, all such substances used by the Tenant are being used in accordance with applicable environmental laws and regulations; (b) Seller has not received any notice of noncompliance from any governmental authority and insofar as is known to Seller the Real Property and the improvements thereon are currently being used in accordance with all zoning laws, building codes, and other laws affecting the use of the Real Property; and (c) Seller is not aware of any material defect in the construction of the improvements upon the Real Property.

     Except as represented herein, Seller makes no other representation or warranty with respect to the Real Property, and it will be conveyed in its present condition, subject to the Permitted Exceptions. The warranties provided herein shall survive the Closing.

     8. The obligations of Buyer are conditioned upon Buyer acquiring the stock of Tenant on or before July 31, 1997, and in the event that the stock is not acquired on or before that date, the obligations of the parties hereunder shall terminate and any deposits shall be immediately released to Buyer. The Real Property shall be conveyed and the purchase price shall be paid concurrently with the close of the escrow whereby Buyer acquires the stock of Tenant (the "Closing Date").

     Upon conveyance of the Real Property to Buyer the obligations of Guarantor under the Lease shall terminate and both Buyer and Seller shall deposit a release of the Guaranty in the escrow to be delivered to Guarantor upon the closing.

     9. The parties agree to cooperate with each other in the event that a party wishes to enter into a tax deferred exchange in connection with the acquisition or disposition of the Real Property. Provided that the party making such an exchange shall bear all the additional costs incurred and the other party shall not be required to incur any recourse liability.

     10. In the event that either party shall default in the performance of its obligations hereunder, and the other party shall commence a legal action to enforce the provisions of this agreement, the party prevailing in such action shall be entitled to receive from the other party all costs and expenses incurred therein, including a reasonably attorney's fee to be fixed by the Court.

     11. Any notice which is required or which may be given hereunder may be personally delivered, or may be sent by facsimile, or by certified or priority mail postage prepaid, or by overnight courier. Any notice shall be deemed to have been delivered upon receipt by the other party, at the addresses set forth herein, or at such other addresses as the parties designate by notice to the other party hereafter:

      Seller:  Harvey William Glasser
               Western Hospital Properties
               2000 Powell Street, Suite 1650
               Emeryville, California, 94608
               Facsimile (510) 601-8631

      Buyer:   NewCare Health Corporation
               6000 Lake Forrest Drive, Suite 200
               Atlanta, Georgia 30328
               Attn: General Counsel
               Facsimile (404) 255-5789

     12. This Agreement shall be binding upon and shall inure to the benefit of the parties and their successors and interest. Buyer may assign its rights under this Agreement without the consent of Seller, but such assignment shall not relieve Buyer of its obligations hereunder in the event of a default by the assignee.

     13. This Agreement constitutes the entire agreement of the parties with respect to the option and conveyance of the Real Property.

     IN WITNESS WHEREOF, the parties have executed this Agreement upon the date above written.

Seller:                            Buyer:

                                   NewCare Health Corporation

/s/ Harvey William Glasser         /s/ Chris Brogdon
Harvey William Glasser             Chris Brogdon

                          SECURED BRIDGE NOTE

 $4,500,000.00                                             July 31, 1997

      For value received, the undersigned, NEWCARE HOSPITAL CORPORATION, a Georgia corporation ("Borrower"), promises to pay, in lawful money of the United States, to the order of HCFP FUNDING II, INC., a Delaware corporation, its successors and assigns ("Lender"), the principal sum of FOUR MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($4,500,000.00) (the "Principal Sum") together with interest, costs of collection and other fees as further set forth in this Secured Bridge Note, to be paid in accordance with the terms set forth below. All terms not defined in this Secured Bridge Note shall have the meanings ascribed to them in the Security Agreement of even date by and between Borrower and Lender (the "Security Agreement").

     1. Success Fee. Borrower acknowledges and agrees that the financing provided by Lender pursuant to this Secured Bridge Note is essential to Borrower in financing the operations of Borrower. Accordingly, in consideration for the extension of credit by Lender as evidenced by this Secured Bridge Note and as a material inducement to Lender to provide the financing evidenced by this Secured Bridge Note, Borrower shall pay to Lender, in cash, a success fee (the "Success Fee") equal to the greater of
(i) ten percent (10%) of the excess of the total consideration received from any sale, financing, refinancing or other disposition (collectively a "Disposition") of Meadowbrook Rehabilitation Hospital in Gardner, Kansas (the "Facility") over $5,000,000.00, whether the consideration is in the form of cash, seller take-back financing, offsets, reduction in indebtedness, promissory note, or other form of non-cash consideration, or
(ii) (A) $150,000.00 if the Disposition is consummated on or before the first anniversary of the date of this Secured Bridge Note, or (B) $300,000.00 if the Disposition is consummated after the first anniversary
of the date of this Secured Bridge Note.   The Success Fee shall be due and
payable on the date that the Disposition is consummated; if no such Disposition is consummated before July 31, 1999 (the "Maturity Date"), then the Success Fee shall be due and payable on the Maturity Date. If not paid when due, the Success Fee shall be added to, and become a part of, the Principal Sum.

     2. Commitment Fee. In consideration for the extension of credit by Lender as evidenced by this Secured Bridge Note, Borrower shall pay to Lender a Commitment Fee equal to one percent (1%) of the Principal Sum, or Forty-Five Thousand and No/100 Dollars ($45,000.00), which sum shall be paid by a deduction from the initial funding. If all principal and interest under this Secured Bridge Note, including, but not limited to the Success Fee, is not paid on or before the first anniversary of the date of this Secured Bridge Note, then Borrower shall pay to Lender on such anniversary date an additional fee equal to one percent (1%) of the initial Principal Sum, or Forty-Five Thousand and No/100 Dollars ($45,000.00).

     3. Principal and Interest. If not sooner repaid, Borrower promises to pay to Lender the entire Principal Sum on the Maturity Date. In addition to the repayment of the Principal Sum, Borrower promises to pay interest on the Principal Sum on a monthly basis from the date of this Secured Bridge Note until the Maturity Date, at a fluctuating rate per annum (on the basis of the actual number of days elapsed over a year of 360 days) equal to three percent (3%) over the Prime Rate (the "Base Rate"), provided that after an Event of Default (as defined in Section 12 of this Secured Bridge Note) the rate shall be equal to the Base Rate plus five percent (5%) (the "Default Interest Rate"). For purposes of the foregoing, the term "Prime Rate" means that rate of interest designated as such by Fleet National Bank of Connecticut, N.A.,or any successor thereto, as the same may from time to time fluctuate. Accrued interest shall be payable monthly in arrears on the last Business Day (as defined in Section 5 below) of each month, beginning on August 31, 1997 and continuing through and including the Maturity Date. After the Maturity Date, and thereafter until the full amount of the Principal Sum plus any other amounts due and unpaid shall be paid in full, including but not limited to the Success Fee, all outstanding amounts of the Principal Sum shall bear interest, payable on demand, at the Default Interest Rate, but in no event shall the interest payable exceed the maximum lawful rate.

     4. Additional Payments. Borrower further promises to pay to Lender, within five (5) business days after notice and demand, any and all other sums and charges that may at the time become due and payable hereunder, and all reasonable legal fees, costs, disbursements and documentation preparation fees in connection with the preparation of this Secured Bridge Note and the related documents described in Section 5 below, and in the collection of any payments due under this Secured Bridge Note and in any action, suit or proceeding to protect, sustain or enforce the rights and remedies of Lender under this Secured Bridge Note or the other Loan Documents (as defined in Section 5 below).

     5.  Conditions to Borrowing; Prepayment.

          a. Subject to the terms and conditions hereof, Lender shall make available to Borrower the Principal Sum, in immediately available funds, not later than 12:00 Noon (Eastern time) on the Business Day on which the following conditions precedent are satisfied: (i) Borrower shall have executed and delivered to Lender this Secured Bridge Note, the Security Agreement, the first priority Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date executed by Borrower in favor of Lender encumbering that certain real property at 427
West Main Street, Gardner, Johnson County, Kansas 66030 (the "Mortgage"), the Environmental Indemnity Agreement of even date with this Secured Bridge
Note (the "Environmental Indemnity Agreement"), and all other documents, certificates and agreements executed or delivered in connection with this transaction (this Secured Bridge Note, the Security Agreement, the
Mortgage, the Environmental Indemnity Agreement, and all such other documents are collectively referred to in this Secured Bridge Note as the "Loan Documents"); (ii) no Event of Default under this Secured Bridge Note or the Security Agreement, no Default under the Mortgage, and no material breach under any other Loan Documents shall have occurred and be continuing; (iii) no Event of Default shall have occurred under that certain Loan and Security Agreement dated June 30, 1997 between NewCare
Health Corporation, the parent of Borrower, and certain of its affiliates and HCFP Funding, Inc., an affiliate of Lender ("HCFP"), as it may be amended from time to time (the "Loan Agreement"); (iv) all warranties contained in this Secured Bridge Note, the other Loan Documents or otherwise made in writing in connection with this transaction by or on behalf of Borrower or any party to any Loan Document shall be true and correct in all material respects; (v) Lender shall have received Uniform Commercial Code ("UCC"), judgment and tax lien searches with the Secretary of State and local filing offices of each jurisdiction where Borrower maintains a place of business, which searches yield results consistent with the representations and warranties contained in this Secured Bridge Note; (vi) Borrower shall have provided title insurance covering Lender's interest in the real property subject to the Mortgage, in the amount of Four Million Five Hundred Thousand and No/100 Dollars ($4,500,000.00), and containing only those exceptions that are acceptable to Lender in its sole discretion; (vii) Borrower shall have contributed the sum of Five Hundred Thousand and No/100 Dollars ($500,000.00) to the purchase of the Facility, and (viii) Borrower shall have caused to be executed and delivered to Lender the Amendment No. 1 to the Loan Agreement, containing appropriate cross-default provisions.

          b. Borrower hereby irrevocably authorizes Lender to disburse the Principal Sum by wire transfer to such bank account as may be designated by Borrower or elsewhere if pursuant to written direction from Borrower.

          c. Lender shall enter all advances of the Principal Sum as debits to a loan account in the name of Borrower and shall also record as credits in the loan account all payments made by Borrower and all proceeds of Collateral that are indefeasibly paid to Lender, and may record in the loan account, in accordance with customary accounting practice, other debits and credits with respect to the extension of credit contemplated by this Secured Bridge Note.

          d. Lender will account to Borrower monthly with a statement of advances, charges and payments made pursuant to this Secured Bridge Note, and the account rendered by Lender shall be deemed final, binding and conclusive upon Borrower absent Borrower's demonstration to Lender's reasonable satisfaction that an error has occurred.

          e. Borrower may prepay all or any part of the Principal Sum outstanding without penalty, together with all interest accrued on the outstanding Principal Sum, and all other sums that are payable pursuant to this Secured Bridge Note.

     6. Payment Office. The Principal Sum, the interest on the Principal Sum and any other amounts payable under this Secured Bridge Note, including but not limited to the Success Fee, are payable in lawful money of the United States of America at the office of Lender, at 2 Wisconsin Circle, Suite 320, Chevy Chase, Maryland 20815, Attention: Ethan D. Leder, President, or at such other place as Lender may specify in writing to Borrower. Any payment by other than immediately available funds shall be subject to collection. Interest shall continue to accrue until the funds by which payment is made are available to Lender for its use. Any payment stated to be due on a day on which banks in Maryland are required or permitted to be closed for business shall be due and payable on the next business day (each such day, a "Business Day") and such extension of time shall be included in the computation of interest in connection with such payment.

     7. No Presentment; Acceleration. On the Maturity Date or upon the occurrence and the declaration of an Event of Default (as defined in Section 12 below), the outstanding Principal Sum, accrued and unpaid interest on the Principal Sum, and all other sums owed by Borrower to Lender in connection with this Secured Bridge Note or the other Loan Documents shall, upon the giving to Borrower of written notice of acceleration by Lender, immediately become due and payable. Borrower hereby expressly waives any presentment for payment, demand for payment, notice of nonpayment or dishonor, protest and notice of protest of any kind.

     8. Use of Funds. Borrower covenants and agrees that the Principal Sum shall be used to acquire the Facility.

     9. Representations. Each entity constituting Borrower hereby warrants and represents to Lender that:

          a. Borrower is a corporation duly organized, validly existing, and in good standing under the laws of the State of Georgia, is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of its business makes such qualification necessary, has the corporate power and authority to own its assets and transact the business in which it is engaged, and has obtained all certificates, licenses and qualifications required under all laws, regulations, ordinances, or orders of public authorities necessary for the ownership and operation of all of its properties and transaction of all of its business.

          b. Borrower has full corporate power and authority to enter into, execute, and deliver this Secured Bridge Note and to perform its obligations under this Secured Bridge Note and the other Loan Documents, all of which have been duly authorized by all necessary corporate action. This Secured Bridge Note constitutes a valid and binding obligation of Borrower, enforceable in accordance with its terms, subject to bankruptcy, insolvency and other laws affecting creditors' rights generally and general principles of equity.

          c. The execution, delivery or performance of or under this Secured Bridge Note will not violate or conflict with any law, rule, regulation, order, judgment, indenture, instrument, or agreement by which Borrower or Borrower's properties or assets are bound or affect, or conflict with or be inconsistent with, or result in any breach of, any of the terms, covenants or provisions of, or constitute a default under, or result in the creation or imposition of any lien, security interest, charge or other encumbrance upon any of the properties or assets of Borrower, pursuant to the terms of any indenture, mortgage, deed of trust, agreement or other instrument to which Borrower is a party or by which Borrower's properties or assets may be bound or to which they may be subject other than a lien, security interest, charge or other encumbrance in favor of Lender.

          d. There are no actions, suits or other proceedings pending, including, without limitation, any condemnation proceeding, or to the knowledge of Borrower, threatened against or adversely affecting Borrower's properties or assets or the validity or enforceability of this Secured
Bridge Note. To the best of Borrower's knowledge, Borrower is not in default with respect to any order, writ, injunction, decree or demand of any court or governmental authority. There is no litigation or proceeding, including, without limitation, any condemnation proceeding, pending or, to the knowledge of Borrower, threatened against or affecting Borrower's properties or assets, or any circumstances existing that would in any manner have a material adverse effect on Borrower's properties or assets or on the validity or ability of Borrower to perform any obligations under this Secured Bridge Note.

          e. The financial statements of Borrower previously delivered to Lender are true, correct and complete and fairly present the financial condition of Borrower as of the date thereof. No material adverse change in the financial condition of Borrower has occurred since the date of such financial statements.

          f. Borrower is the sole owner of all right, title and interest in and to all of the Note Collateral (which term shall include the

"Collateral" as it is defined in the Security Agreement and also the real property subject to the Mortgage), free and clear of any lien, security interest, charge or encumbrance.

     10.  Affirmative Covenants.

     Borrower covenants and agrees that until this Secured Bridge Note shall be repaid in full:

          a. Financial Statements. Borrower will furnish to Lender (i) quarterly profit and loss statements, balance sheets, cash flow reports and projections within sixty (60) days following the end of the applicable period, (ii) internally prepared annual projections and annual financial statements for Borrower within sixty (60) days after the end of each of Borrower's fiscal years; (iii) audited financial statements for each of Borrower's fiscal years, prepared by Laney, Boteler & Killinger or another accounting firm reasonably acceptable to Lender, within one hundred thirty-five (135) days after the end of each such fiscal year; and (iv) promptly upon receipt thereof, copies of any reports submitted to Borrower by its independent accountants in connection with any interim audit of the books of Borrower and copies of each management control letter provided to Borrower by its independent accountants.

          b.  Existence, Good Standing, and Compliance with Laws.
Borrower will do or cause to be done all things necessary to obtain and keep in full force and effect all corporate existence, rights, licenses, privileges, and franchises of Borrower necessary to the ownership of its property or the conduct of its business, and comply with all applicable present and future laws, ordinances, rules, regulations, orders and decrees of any governmental authority having or claiming jurisdiction over Borrower.

          c. Taxes and Charges. Borrower will timely file all tax reports and pay and discharge all taxes, assessments and governmental charges or levies imposed upon Borrower, or its income or profits or upon its properties or any part thereof, before the same shall be in default and before the date on which penalties attach thereto, as well as all lawful claims for labor, material, supplies or otherwise that, if unpaid, might become a lien or charge upon the properties, or any part, of Borrower; provided, however, that Borrower shall not be required to pay and discharge or cause to be paid and discharged any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith and by appropriate proceedings by Borrower, and Borrower shall have set aside on its books adequate reserve therefor; and provided further, that such deferment of payment is permissible only so long as Borrower's title to, and its right to use, the Note Collateral is not adversely affected thereby and Lender's lien and priority on the Note Collateral are not adversely affected, altered or impaired thereby.

          d. Insurance. Borrower will carry adequate public liability and professional liability insurance with licensed companies reasonably satisfactory to Lender in such amounts and against such risks as is customarily maintained by similar businesses and by owners of similar property in the same general area.

          e. Maintenance of Property. Borrower will maintain, keep and preserve all of the Note Collateral in good repair, working order and condition and from time to time make all necessary and proper repairs, renewals, replacements, betterments and improvements thereto, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

          f. Litigation and Other Proceedings. Borrower shall give prompt notice to Lender of any litigation, arbitration, or other proceeding before any court or governmental authority against or affecting Borrower if the uninsured amount claimed is more than $50,000.00.

          g. Licensure; Medicare/Medicaid Cost Reports. Borrower will maintain all certificates of need, provider numbers and licenses necessary to conduct its business as presently conducted, and take any steps required to comply with any such new or additional requirements that may be imposed on providers of medical products and services. If required, all Medicaid/Medicare cost reports will be properly filed.

          h. Visits and Inspections. Borrower agrees to permit representatives of Lender, from time to time, as often as may be reasonably requested (but not more than four (4) times per year unless there is an Event of Default), but only after reasonable advance written notice and during normal business hours, to visit and inspect the properties of Borrower, and to inspect, audit and make extracts from its books and records, and discuss with its officers, its employees and its independent accountants, Borrower's business, assets, liabilities, financial condition, business prospects and results of operations.

          i. Further Assurances. Borrower will defend its title to the Note Collateral against all persons and will, upon request of Lender, (i) furnish such further assurances of title as may be reasonably required by Lender, (ii) deliver and execute or cause to be delivered and executed, in form and content reasonably satisfactory to Lender, any financing statements, notices, certificates of title, and other documents and pay the cost of filing or recording the same in all public offices deemed reasonably necessary by Lender, as well as any recordation, documentary, or transfer tax required by law to be paid in connection with such filing or recording, and (iii) do such other acts as Lender may reasonably request in order to perfect, preserve, maintain, or continue the perfection of Lender's security interest in the Note Collateral and/or its priority.

          j. Debt Service Coverage. Beginning after the first anniversary of the date of this Secured Bridge Note and continuing during each calendar month while this Secured Bridge Note remains outstanding, Borrower's EBITDA shall equal or exceed 1.25 times the aggregate of Borrower's interest and principal obligations with respect to such month, determined in accordance with GAAP, and based upon the financial statements delivered to Lender in accordance with Section 10(a) above. "EBITDA" is defined to mean, for any period, the net income or net loss of Borrower, determined in accordance with generally accepted accounting principles ("GAAP"), plus the sum of (i) interest expense, (ii) income tax expense,
(iii) depreciation expense, and (iv) amortization expense of Borrower, determined in each case in accordance with GAAP.

     11.  Negative Covenants.

     Borrower covenants and agrees that until this Secured Bridge Note shall be repaid in full:

          a. Borrowing. Borrower will not create, incur, assume or suffer to exist any liability for borrowed money except: (i) indebtedness to Lender or HCFP; (ii) indebtedness of Borrower secured by mortgages, encumbrances or liens; (iii) accounts payable to trade creditors and current operating expenses (other than for borrowed money) that are not aged more than ninety (90) days from the billing date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being contested in good faith and by appropriate and lawful proceedings, and Borrower shall have set aside such reserves, if any, with respect thereto as are required by generally accepted accounting principles and deemed adequate by Borrower and its independent accountants; (iv) unsecured borrowings incurred in the ordinary course of its business and not exceeding $250,000.00 in the aggregate outstanding at any one time.

          b. Joint Ventures. Borrower will not invest, directly or indirectly, an aggregate of more than $50,000.00 in any joint venture for any purpose without the prior written consent of Lender.

          c. Liens and Encumbrances. Borrower will not create, incur, assume or suffer to exist any mortgage, pledge, lien or other encumbrance of any kind (including the charge upon property purchased under a conditional sale or other title retention agreement) upon, or any security interest in, any of the Note Collateral, whether now owned or hereafter acquired, except those set forth on Schedule 11(c) to this Secured Bridge Note.

          d. Merger, Acquisition, or Sale of Assets. Borrower will not enter into any merger or consolidation with or acquire all or substantially all of the assets of any Person unless (i) Borrower gives prior written notice of the proposed transaction to Lender and (ii) either (A) Borrower is the surviving entity of such transaction for accounting purposes under GAAP, or (B) Borrower holds a controlling interest in the surviving entity and, in either case, the surviving legal entity executes and delivers to Lender all documents deemed necessary by Lender (as determined solely by Lender in its reasonable commercial judgment) to protect Lender's rights under this Secured Bridge Note and the other Loan Documents and any other of its rights to the Note Collateral, all at Borrower's cost (including, without limitation, all lien search costs and recording fees). Borrower will not sell, lease, or otherwise dispose of any of its assets except in the ordinary course of its business without the prior written notice to, and the prior express written consent of, Lender, which consent may be withheld in Lender's discretion.

          e.  Intentionally deleted.

          f. Distributions. Upon the occurrence, and during the continuation of, an Event of Default, Borrower will not make, declare or pay any dividends or distributions.

          g. Loans. Without the prior written consent of Lender, which consent will not be unreasonably withheld, Borrower will not make loans or advances to any third person or entity other than (i) trade credit extended in the ordinary course of its business, (ii) advances for business travel and similar temporary advances in the ordinary course of business to officers, members, directors, and employees, or (iii) loans or advances to Affiliates in an aggregate amount less than $50,000.00.

          h. Contingent Liabilities. Borrower will not assume, guarantee, endorse, contingently agree to purchase or otherwise become liable upon the obligation of any third person or entity, except (i) by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business or (ii) for obligations of Affiliates or Subsidiaries in an aggregate amount less than $50,000.00.

          i.  Intentionally deleted.

          j. Certificates of Need. Borrower will not amend, alter, suspend or terminate or make provisional in any material way, any certificate of need or provider number without the prior written consent of Lender, which consent shall not be unreasonably withheld.

          k. Transactions with Affiliates and Subsidiaries. Borrower will not enter into any transaction, including, without limitation, the purchase, sale, or exchange of property, or the loaning or giving of funds to any Affiliate or subsidiary, except in the ordinary course of business and pursuant to the reasonable requirements of Borrower's business and upon terms substantially the same and no less favorable to Borrower as it would obtain in a comparable arm's length transaction with any Person not a subsidiary, and so long as the transaction is not otherwise prohibited under this Secured Bridge Note.

          For purposes of the foregoing, the term "Affiliate" means, with respect to a specified Person, any Person directly or indirectly controlling, controlled by, or under common control with the specified Person, including without limitation their stockholders, members and any Affiliates of such Persons. A Person shall be deemed to control a corporation, limited liability company or other entity if the Person possesses, directly or indirectly, the power to direct or cause the direction of the management and business of the corporation or other entity, whether through the ownership of voting securities, by contract, or otherwise. For purposes of the foregoing definition, the term "Person" means an individual, partnership, corporation, trust, joint venture, joint stock company, limited liability company, association, unincorporated organization, governmental authority, or any other entity.

          l.  Change in Capital Structure.   There shall occur no change
in Borrower's ownership structure as set forth in Schedule 11(1) that would cause any change in the control of Borrower without the prior written consent of Lender.

          m. Contracts and Agreements. Borrower will not become or be a party to any contract or agreement that would breach this Secured Bridge Note, or breach any other instrument, agreement, or document to which Borrower is a party or by which it is or may be bound.

          n. Truth of Statements and Certificates. Borrower will not furnish to Lender any certificate or other document that contains any untrue statement of a material fact or that omits to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

     12. Events of Default. The following events are each an "Event of Default " under this Secured Bridge Note:

          a. Borrower (i) fails to make any payment of principal within five (5) days of the date due, or (ii) fails to make any payment of interest, fees or other amounts owed to or for the account of Lender within five (5) days of the date under this Secured Bridge Note and the payment of such interest, fees or other amounts remains unpaid for five (5) days after the date that the payment is due; or

          b. Borrower has made any representations or warranties in this Secured Bridge Note, the other Loan Documents, any financial statement delivered to Lender or in any other writing in connection with this transaction that contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained in this Secured Bridge Note, the other Loan Documents, the financial statements or the other documents not misleading; or

          c. Borrower shall fail to perform or observe, or cause to be performed or observed, any other term, obligation, covenant, condition or agreement contained in this Secured Bridge Note, and any such failure shall have continued for a period of twenty (20) days after Lender shall have given written notice of the failure to Borrower; provided, however, that if the default is susceptible to cure but cannot be cured within the twenty
(20) day period, but Borrower promptly commences the cure of the default and diligently prosecutes the cure to completion, then no Event of Default shall be deemed to occur under this Secured Bridge Note unless the default remains uncured forty-five (45) days after the giving of the written notice by Lender; or

          d. Borrower shall (i) apply for, or consent in writing to, the appointment of a receiver, trustee or liquidator; or (ii) file a voluntary petition seeking relief under the Bankruptcy Code, or be unable, or admit in writing Borrower's inability, to pay their debts as they become due; or
(iii) make a general assignment for the benefit of creditors; or (iv) file a petition or an answer seeking reorganization or an arrangement or a readjustment of debt with creditors, apply for or take advantage of any insolvency, bankruptcy, suspension of payments, reorganization, debt arrangement, liquidation, dissolution or similar event, under the law of the United States or of any state in which Borrower is a resident; or (v) file an answer admitting the material allegations of a petition filed against Borrower in any such bankruptcy, reorganization or insolvency case or proceeding or (vi) take any action authorizing, or in furtherance of, any of the foregoing; or

          e. (i) an involuntary case is commenced against Borrower and the petition is not dismissed within sixty (60) days after the commencement of the case or (ii) an order, judgment or decree shall be entered by any court of competent jurisdiction on the application of a creditor adjudicating Borrower bankrupt or insolvent, or appointing a receiver, trustee or liquidator of Borrower or ordering the sale of all or substantially all of the assets of Borrower, and the order, judgment or decree shall continue unstayed and in effect for a period sixty (60) days or shall not be discharged within ten (10) days after the expiration of any stay thereof; or

          f. Any obligation of Borrower for the payment of borrowed money the outstanding amount of which is greater than $100,000 is not paid when due or within any applicable grace period, or the obligation becomes or is declared to be due and payable before its expressed maturity; or

          g. One or more final judgments against Borrower or attachments against its property that are not fully and unconditionally covered by insurance shall be rendered by a court of record and shall remain unpaid, unstayed on appeal, undischarged, unbonded and undismissed for a period of twenty (20) days; or

          h.  An Event of Default occurs under the Security Agreement
(as the term is defined in the Security Agreement), a Default occurs under the Mortgage (as the term is defined in the Mortgage), or a breach occurs under any of the other Loan Documents; or

          i.  An Event of Default occurs under the Loan Agreement; or

          j. Borrower ceases any material portion of its business operations as currently conducted; or

          k. There shall occur a material adverse change in the financial condition or business of Borrower, which change shall have continued unremedied for a period of twenty (20) days after written notice from Lender.

     13.  Lender's Rights.

          a. Upon the occurrence of an Event of Default, Lender may, in addition to the remedies set forth in Section 7 above, proceed, to the extent permitted by law, to protect and enforce its rights either by suit in equity or by action at law, or both, whether for the specific performance of any covenant, condition or agreement contained in this Secured Bridge Note or in aid of the exercise of any power granted in this Secured Bridge Note, or proceed to enforce the payment of this Secured Bridge Note or to enforce any other legal or equitable right of Lender. No right or remedy in this Secured Bridge Note, the other Loan Documents or in other agreement or instrument to the benefit of Lender is intended to be exclusive of any other right or remedy, and each and every such right or remedy shall be cumulative and shall be in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

          b. If an Event of Default has occurred pursuant to this Secured Bridge Note and Borrower has not paid all amounts outstanding, together with interest accrued on such outstanding amounts, upon demand by Lender, then Borrower shall pay to Lender interest on such outstanding amounts at the Default Interest Rate until the date this Secured Bridge
Note is paid in full. Borrower promises to pay all costs of collection, including reasonable attorneys' fees, if this Secured Bridge Note is referred to an attorney for collection after the Event of Default.

     14. No Defenses. Borrower's obligations under this Secured Bridge Note shall not be subject to any set-off, counterclaim or defense to payment that Borrower now has.

     15. No Waiver. No failure or delay on the part of Lender in exercising any right, power or privilege under this Secured Bridge Note or the other Loan Documents, nor any course of dealing between Borrower and Lender, shall operate as a waiver of the right, power or privilege nor shall a single or partial exercise of any right, power or privilege preclude any other or further exercise or the exercise of the right, power or privilege.

     16. Writing Required. No modification or waiver of any provisions of this Secured Bridge Note or any other Loan Document, nor consent to any departure by Borrower, shall in any event be effective, irrespective of any course of dealing between the parties, unless the modification, waiver or consent shall be in a writing executed by Lender, and then the modification, waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in the same, similar or other circumstances.

     17. Usury Limitation. Notwithstanding anything to the contrary in this Secured Bridge Note, Lender shall never be entitled to receive, collect or apply as interest any amount in excess of the maximum rate of interest permitted to be charged by applicable law; and if Lender receives, collects or applies as interest any such excess, the amount that would be excessive interest shall be applied to the reduction of the Principal Sum; and if the Principal Sum is paid in full, any remaining excess shall be paid to Borrower. In determining whether or not the interest paid or payable in any specific case exceeds the highest lawful rate, Lender and Borrower shall, to the maximum extent permitted under applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest; and (ii) "spread" the total amount of interest throughout the entire term of the obligation so that the interest rate is deemed to have been uniform throughout the entire term.

     18.  Notices.  Any notice or demand given under this Secured Bridge
Note shall be given by delivering it, by mailing it by certified or registered mail, postage prepaid, return receipt requested, or by sending it by prepaid overnight courier service, in each case addressed to Borrower at c/o NewCare Health Corporation, 6000 Lake Forrest Drive, Suite 200,
Atlanta, Georgia 30328 Attention: President and General Counsel. Any notice to be given to Lender under this Secured Bridge Note shall be given by delivering it, by mailing it by certified or registered mail, return receipt requested, or by sending it by prepaid overnight courier service, in each case addressed to Lender at: 2 Wisconsin Circle, Suite 320, Chevy Chase, Maryland 20815, Attention: Ethan D. Leder, President, or at such other place as Lender may specify in writing to Borrower. Each party may designate a change of address by notice to the other given in accordance with this Section 18 at least fifteen (15) days before the change of address is to become effective. A notice given under this Secured Bridge Note shall be deemed received five (5) days after it is sent by regular mail, or upon receipt when it is delivered according to the requirements of this Section 18, or if sent by courier on the next Business Day following deposit with the courier.

     19. Section Headings. The headings of the several paragraphs of this Secured Bridge Note are inserted solely for convenience of reference and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision.

     20. Severability. Any provision contained in this Secured Bridge Note that is prohibited or unenforceable in any respect in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of the prohibition or unenforceability without invalidating the remaining provisions. Moreover, any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable the provision in any other jurisdiction.

     21. Survival of Terms. All covenants, agreements, representations and warranties made in this Secured Bridge Note or in any financial statements delivered pursuant to this Secured Bridge Note shall survive Borrower's execution and delivery of this Secured Bridge Note to Lender and shall continue in full force and effect so long as this Secured Bridge Note or any other obligation of Borrower under this Secured Bridge Note shall be outstanding and unpaid or any other obligation of Borrower to Lender or its affiliates shall remain unperformed.

     22. Choice of Law; Consent to Jurisdiction. THIS SECURED BRIDGE NOTE IS TO BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND WITHOUT RESPECT TO ANY OTHERWISE APPLICABLE CONFLICTS-OF-LAWS PRINCIPLES, BOTH AS TO INTERPRETATION AND PERFORMANCE, AND THE PARTIES EXPRESSLY CONSENT AND AGREE TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF MARYLAND AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF MARYLAND AND TO THE LAYING OF VENUE IN MARYLAND, WAIVING ALL CLAIMS OR DEFENSES BASED ON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE, INCONVENIENT FORUM OR THE LIKE. BORROWER HEREBY CONSENTS TO SERVICE OF PROCESS BY MAILING A COPY OF THE SUMMONS TO BORROWER, BY CERTIFIED OR REGISTERED MAIL, POSTAGE PREPAID, TO BORROWER'S ADDRESS SET FORTH IN
SECTION 18 ABOVE.

     23. Waiver of Trial by Jury. EACH OF BORROWER AND LENDER HEREBY (A) COVENANTS AND AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUES TRIABLE OF RIGHT BY A JURY, AND (B) WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW HEREAFTER EXIST. THIS WAIVER OF RIGHT TO TRIAL BY JURY IS SEPARATELY GIVEN, KNOWINGLY AND VOLUNTARILY, BY EACH OF BORROWER AND LENDER, AND THIS WAIVER IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A JURY TRIAL WOULD OTHERWISE ACCRUE. EACH PARTY IS HEREBY AUTHORIZED AND REQUESTED TO SUBMIT THIS SECURED BRIDGE NOTE TO ANY COURT HAVING JURISDICTION OVER THE SUBJECT MATTER AND THE PARTIES TO THIS NOTE, SO AS TO SERVE AS CONCLUSIVE EVIDENCE OF THE FOREGOING WAIVER OF THE RIGHT TO JURY TRIAL. FURTHER, EACH OF BORROWER AND LENDER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WILL NOT SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION.

IN WITNESS WHEREOF, the undersigned has executed this Secured Bridge Note as of the day and year first above written.

                                 BORROWER:

ATTEST:                          NEWCARE HOSPITAL CORPORATION.
                                 a Georgia corporation

By:   /s/ Philip M. Rees         By:   /s/ Chris Brogdon
Name:     Philip M. Rees         Name:     Chris Brogdon
Its:      Secretary              Its:      President

                        SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (this "Agreement") is made as of the 31st day of July, 1997, by NEWCARE HOSPITAL CORPORATION, a Georgia corporation ("Pledgor"), in favor of HCFP FUNDING II, INC., a Delaware corporation ("Lender").

                             RECITALS

     WHEREAS, Lender has agreed to make a loan (the "Loan") in the initial principal amount of FOUR MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($4,500,000.00) to Pledgor, which loan is evidenced by that certain Secured Bridge Note of even date executed by Pledgor in favor of Lender (the "Secured Note"); and

     WHEREAS, the proceeds of the Loan are to be used by Pledgor for the purposes described in the Secured Note; and

     WHEREAS, Lender has required, as a condition to extending these financial accommodations, the execution and delivery of this Agreement by Pledgor;

     NOW, THEREFORE, to secure the prompt payment of all past, present, and future indebtedness, liabilities, and obligations of Pledgor to Lender of any nature whatsoever in connection with the Loan, together with all obligations of Pledgor to Lender under this Agreement, the Secured Note, the first priority Mortgage, Assignment of Leases and Rents, Security Agreement and Fixture Filing of even date executed by Pledgor in favor of Lender encumbering that certain real property at 427 West Main Street, Gardner, Kansas 66030 (the "Mortgage") (this Agreement, the Secured Note, the Mortgage are collectively referred to as the "Term Loan Documents"), and under that certain Loan and Security Agreement dated June 30, 1997, as amended, by and between Pledgor, NewCare Health Corporation and certain of its affiliates and HCFP Funding, Inc. ("HCFP"), as it may be amended or restated from time to time (the "Revolving Loan Agreement"), the Revolving Credit Note of even date in favor of HCFP and the other documents related to the Revolving Loan Agreement (collectively, the "Revolving Loan Documents"), and the performance by Pledgor of all of the terms, conditions, and provisions of the Term Loan Documents and the Revolving Loan Documents (the Term Loan Documents and the Revolving Loan Documents are collectively referred to as the "Loan Documents"), Pledgor agrees with Lender as follows:

     1. Collateral. To secure the payment and performance of Pledgor's Liabilities and Pledgor's performance of its obligations under the Loan Documents, Pledgor hereby grants to Lender a security interest in and a lien upon the following property of Pledgor:

          (a) Inventory. All of Pledgor's now owned or hereafter acquired inventory of every description which is held by Pledgor for sale or lease or is furnished by Pledgor under any contract of service or is held by Pledgor as raw materials, work in process or materials used or consumed in a business, whether now owned or hereafter acquired, wherever located, and as the same may now and hereafter from time to time be constituted, together with all cash and non-cash proceeds and products thereof (the "Inventory").

          (b) Accounts. All of Pledgor's accounts (as defined in the applicable Uniform Commercial Code) and each and every right of Pledgor to
(i) the payment of money or (ii) the receipt or disbursement of products, goods, services or other valuable consideration, whether such right now exists or hereafter arises, whether such right arises out of a sale, lease or other disposition of property or out of a rendering of services, or any other transaction or event, whether such right is created, generated or earned by Pledgor or by some other person who subsequently transfers its interest to Pledgor, whether such right is or is not already earned by performance and howsoever such right may be evidenced, together with all other rights and interests (including all liens and security interests) which Pledgor may at any time by law or agreement have against any person obligated to make any such payment or against any property of any such person (including, without limitation, all notes, notes receivable, drafts, acceptances, and similar instruments and documents) ("Accounts"), together with (i) all cash and non-cash proceeds thereof, (ii) all of Pledgor's right, title and interest in, to and in respect of all goods relating to, or which by sale have resulted in, Accounts, including, without limitation, all goods described in invoices or other documents or instruments with respect to, or otherwise representing or evidencing, any Account, and all returned, reclaimed or repossessed goods, and all cash and non-cash proceeds and products of all such goods, and (iii) all of Pledgor's right, title and interest, and all of Pledgor's rights, remedies, security and liens, in, to and in respect of the Accounts, including, without limitation, rights of stoppage in transit, replevin, repossession and reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, guaranties or other contracts of suretyship with respect to the Accounts, deposits or other security for the obligation of any Account debtor, and credit and other insurance.

          (c) Deposit Accounts. All of Pledgor's Deposit Accounts, as that term is defined in the UCC.

          (d) General Intangibles. All of Pledgor's general intangibles (including, without limitation, any proceeds from insurance policies after payment of prior interests), patents, unpatented inventions, trade secrets, copyrights, contract rights, goodwill, literary rights, rights to performance, rights under licenses, choses-in-action, claims, information contained in computer media (such as data bases, source and object codes, and information therein), things in action, trademarks and trademarks applied for (together with the goodwill associated therewith) and derivatives thereof, trade names, including the right to make, use, and vend goods utilizing any of the foregoing, and permits, licenses, certifications, authorizations and approvals, and the rights of Pledgor thereunder, issued by any governmental, regulatory, or private authority, agency, or entity whether now owned or hereafter acquired, together with all cash and non-cash proceeds and products thereof.

          (e) Chattel Paper. All of Pledgor's chattel paper, whether now owned and hereafter existing, acquired, or created, together with (i) all moneys due and to become due thereon, (ii) all cash and non-cash proceeds thereof, and (iii) all returned, rejected, or repossessed goods, the sale or lease of which shall have given or shall give rise to chattel paper, and all cash and non-cash proceeds and products of all such goods. Additionally, Pledgor assigns and grants to Lender a security interest in all property and goods both now owned and hereafter acquired by Pledgor which are sold, leased, secured, are the subject of, or otherwise covered by, Pledgor's chattel paper, together with all rights incident to such property and goods and all cash and non-cash proceeds thereof (the "Chattel Paper").

          (f) Records. All books, records, ledger cards, computer programs and other property at any time evidencing or relating to the Accounts ("Records").

          (g) All Furniture, Fixtures and Equipment. All of Pledgor's machinery, equipment, computer equipment, tools, tooling, furniture, fixtures, goods, supplies, materials and work in process, whether now owned or hereafter acquired, together with (i) all additions, parts, fittings, accessories, special tools, attachments, and accessions now and hereafter affixed thereto and/or used in connection therewith, (ii) all replacements thereof and substitutions therefor, and (iii) all cash and non-cash proceeds and products thereof. All such fixtures are or will be attached to the real property encumbered by the Mortgage. (Such equipment and fixtures are collectively referred to as the "Fixtures and Equipment").

          (h) Cash and Securities. Any and all moneys, reserves, securities, cash, cash equivalents, balances, credits, investment property and interest and dividends on and proceeds of any of the foregoing now or hereafter held or received by, or in transit to, Lender from or for Pledgor, whether for safekeeping, pledge, custody, transmission, collection or otherwise, and all of Pledgor's deposits (general or special), balances, sums and credits with Lender at any time existing ("Cash").

          The term "Collateral" as used herein means each and all of the items of Collateral described above, and the term "proceeds" as used herein includes, without limitation, the proceeds of all insurance policies covering all or any part of such items of Collateral.

     2. Title to Collateral. Pledgor warrants and represents that (i) it is the lawful owner of the Collateral, and has the full right, power, and authority to convey, transfer, and grant the security title and security interest in the Collateral granted herein to Lender; (ii) the Collateral is not, and so long as this Agreement is in effect will not be, subject to any liens, claims, security interests, encumbrances, taxes, or assessments, however described or denominated, except as set forth on Schedule A to this Agreement; (iii) no financing statement, mortgage, notice of lien, deed of trust, deed to secure debt, security agreement, or any other agreement or instrument creating an encumbrance, lien, or charge against any of the Collateral is in existence or on file in any public office, other than as set forth on Schedule A to this Agreement; and (iv) all information with respect to the Collateral and Pledgor's Liabilities, or any of them, set forth in any written schedule, certificate, or other document at any time heretofore or hereafter furnished by Pledgor to Lender, and all other written information heretofore or hereafter furnished by Pledgor to Lender, is and will be true and correct in all material respects as of the date furnished.

     3. Further Assurances. Pledgor will defend its title to the Collateral against all persons and will, upon request of Lender, (a) furnish such further assurances of title as may be required by Lender,

(b) deliver and execute or cause to be delivered and executed, in form and content reasonably satisfactory to Lender, any financing statements, notices, certificates of title, and other documents and pay the cost of filing or recording the same in all public offices reasonably deemed necessary by Lender, as well as any recordation, documentary, or transfer tax required by law to be paid in connection with such filing or recording, and (c) do such other acts as Lender may reasonably request in order to perfect, preserve, maintain, or continue the perfection of Lender's security interest in the Collateral and/or its priority.

     4.  Accounts, etc.   Until such time as Lender shall notify Pledgor
in writing of the revocation of such power and authority, Pledgor will, at its own expense, diligently attempt to collect, as and when due, all amounts owing under the Accounts, and hold all funds received from the Accounts separately and in trust for Lender. Until an Event of Default shall occur, however, Pledgor may use or consume in the ordinary course of its business any such collections on the Accounts, any Cash, and any other proceeds of any Collateral that Pledgor has the right to sell under this Agreement, in any lawful manner not inconsistent with this Agreement and the other Loan Documents. After an Event of Default, upon request of Lender, Pledgor will, at its own expense, notify any parties obligated on any of the Accounts to make payments to Lender and will hold in trust and immediately forward to Lender all payments received by Pledgor in the form received, with all necessary endorsements thereon for collection by Lender. Pledgor hereby indemnifies and holds Lender harmless from and against all liabilities and expenses, including attorney's fees, on account of any claim asserted against Lender with respect to any Account.

     5. Transfer and Other Liens. Pledgor will not sell, lease, transfer, exchange, or otherwise dispose of the Collateral, or any part thereof, except for sales and dispositions of Collateral that is obsolete and being replaced and of Inventory in the ordinary course of business, without the prior written consent of Lender, and Pledgor will not permit any lien, security interest, or other encumbrance to attach to the Collateral, or any part thereof, other than those in favor of Lender or those set forth on Schedule A to this Agreement or those specifically permitted by Section 3(b) of the Mortgage.

     6. Books and Records. Pledgor will furnish to Lender promptly upon request, certified by an officer of Pledgor and in the form and content specified by Lender, lists of purchasers of inventory, aging of accounts, aggregate cost or wholesale market value of inventory, schedules of equipment, and other data concerning the Collateral as Lender may from time to time specify, and mark its books and records in a manner satisfactory to Lender so that Lender's rights in and to the Collateral will be shown.

     7.  Name of Pledgor, Place(s) of Business, and Location of
Collateral. Pledgor represents and warrants that its correct legal name is as specified on the signature lines of this Agreement, and each legal or trade name of Pledgor for the previous five (5) years (if different from Pledgor's current legal name) is as specified below the signature lines of this Agreement. Without the prior written consent of Lender, which consent shall not be unreasonably withheld, Pledgor will not change its name, dissolve, merge, or consolidate with any other person. Pledgor warrants that the address of Pledgor's chief executive office and the address of each other place of business of Pledgor are as specified below the signature lines of this Agreement. Except for mobile equipment, the Collateral and all books and records pertaining to the Collateral have been, are, and will be located at Pledgor's chief executive office specified below or at any other place of business which may be specified below. Without the prior written consent of Lender, which consent shall not be unreasonably withheld, Pledgor will not change the location of any Collateral to any place not specified below.

Without prior written notice to Lender, Pledgor will not open any new place of business. Pledgor will immediately advise Lender in writing of the opening of any new place of business and of any change in the location of the places where the Collateral or any part thereof, or the books and records concerning the Collateral or any part thereof, are kept.

     8. Care of Collateral. Pledgor will maintain the Collateral in good condition, reasonable wear and tear excepted, and excepting any loss, damage, or destruction that is fully covered by proceeds of insurance, and will not do or permit anything to be done to the Collateral that may impair its value or that may violate the terms of any insurance covering the
Collateral, or any part.   Lender shall have no duty to, and Pledgor hereby
releases Lender from all claims for loss or damage caused by the failure to, collect or enforce any Account or Chattel Paper or to preserve rights against prior parties to the Collateral. Pledgor will use the Collateral for lawful purposes only, with all reasonable care and caution and in conformity in all material respects with all applicable laws, ordinances, and regulations.

     9. Insurance. Pledgor will maintain the insurance required by the Note and the Mortgage.

     10. Taxes. Subject to Pledgor's right to contest as provided in the Secured Note, Pledgor will pay as and when due and payable all taxes, levies, license fees, assessments, and other impositions levied on the Collateral or any part thereof or for its use and operation.

     11. Specific Assignments. After the occurrence of an Event of Default, promptly upon request by Lender, Pledgor will execute and deliver to Lender written assignments, endorsements, and/or schedules, in form and content satisfactory to Lender, of specific Chattel Paper and Accounts or groups of Accounts or Chattel Paper, but the security interest of Lender hereunder shall not be limited in any way by such assignments.

     12. Delivery of Chattel Paper. After the occurrence of an Event of Default, promptly upon request by Lender, Pledgor will deliver, assign, and endorse to Lender all Chattel Paper and all other documents held by Pledgor in connection therewith.

     13. Government Contracts. If any Account or Chattel Paper arises out of a contract or contracts with the United States of America or any department, agency, or instrumentality thereof, other than contracts of the type specified on Schedule B to this Agreement, Pledgor shall promptly notify Lender thereof in writing and execute any instruments or take any steps required by Lender in order that all moneys due or to become due under such contract or contracts shall be assigned to Lender and notice thereof given under the Federal Assignment of Claims Act or other applicable law.

     14. Collateral Account. If all or any part of the Collateral at any time consists of Inventory, Accounts, or Chattel Paper, other than those arising from contracts of the type specified on Schedule B to this Agreement, Pledgor will, upon the request of Lender at any time and from time to time after the occurrence, and during the continuation of, an Event of Default hereunder, deposit or cause to be deposited to a bank account designated by Lender and from which Lender alone has power of access and withdrawal (the "Collateral Account") all checks, drafts, cash, and other remittances in payment or on account of payment of such Inventory, Accounts, or Chattel Paper and the cash proceeds of any returned goods, the sale or lease of which gave rise to an Account or Chattel Paper (all of the foregoing herein collectively referred to as "Items of Payment"). Pledgor shall deposit the Items of Payment for credit to the Collateral Account within two (2) business days of the receipt thereof, and in precisely the form received, except for the endorsement of Pledgor where necessary to permit the collection of the Items of Payment, which endorsement Pledgor hereby agrees to make. Pending such deposit, Pledgor will not commingle any of the Items of Payment with any of its other funds or property but will hold them separate and apart. Lender may at any time and from time to time apply the whole or any part of the collected funds credited to the Collateral Account against Pledgor's Liabilities or credit such collected funds to a banking account of Pledgor with Lender, the order and method of such application to be in the sole discretion of Lender.

     15. Rights of Lender and Duties of Pledgor. If all or any part of the Collateral at any time consists of Inventory, Accounts, or Chattel Paper, Lender may at any time and from time to time after the occurrence of an Event of Default hereunder (a) notify the account debtors obligated on any of the Collateral to make payments thereon directly to Lender, and to take control of the cash and non-cash proceeds of any such Collateral; (b) charge to any banking account of Pledgor with Lender any Item of Payment credited to the Collateral Account which is dishonored by the drawee or maker thereof; (c) compromise, extend, or renew any of the Collateral or deal with the same as it may deem advisable; (d) release, make exchanges or substitutions for, or surrender all or any part of the Collateral; (e) place under Lender's control at Pledgor's place of business all books, records, ledger sheets, correspondence, invoices, and documents relating to or evidencing any of the Collateral or, without cost or expense to Lender, make such use of Pledgor's place(s) of business as may be reasonably necessary to administer, control, and collect the Collateral; (f) repair, alter, or supply goods, if any, necessary to fulfill in whole or in part the purchase order of any account debtor; (g) demand, collect, receipt for, and give renewals, extensions, discharges, and releases of any of the Collateral; (h) institute and prosecute legal and equitable proceedings to enforce collection of, or realize upon, any of the Collateral; (i) settle, renew, extend, compromise, compound, exchange, or adjust claims with respect to any of the Collateral or any legal proceedings brought with respect thereto; (j) endorse the name of Pledgor upon any Items of Payment relating to the Collateral or upon any proof of claim in bankruptcy against an account debtor; and (k) receive and open all mail addressed to Pledgor and notify postal authorities to change the address for the delivery of mail to Pledgor to such address as Lender may designate. For purposes of taking the actions described in subsections (a) through (k) only, Pledgor hereby irrevocably appoints Lender as its attorney-in-fact (which appointment being coupled with an interest is irrevocable while any of Pledgor's Liabilities remain unpaid), with power of substitution, in the name of Lender or in the name of Pledgor or otherwise, for the use and benefit of Lender, but at the cost and expense of Pledgor and without notice to Pledgor.

     16. Performance by Lender. If Pledgor fails to perform, observe, or comply with any of the conditions, terms, or covenants contained in this Agreement, Lender, after twenty (20) days prior written notice to Pledgor but without waiving or releasing any of Pledgor's Liabilities or any Event of Default, may (but shall be under no obligation to) at any time thereafter perform such conditions, terms, or covenants for the account and at the expense of Pledgor, and may enter upon any place of business or other premises of Pledgor for that purpose and take all such action thereon as Lender may consider necessary or appropriate for such purpose. All sums paid or advanced by Lender in connection with the foregoing and all costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred in connection therewith (collectively, the "Expense Payments") together with interest thereon at a simple per annum rate of interest which is equal to the then highest rate of interest charged on the principal of any of Pledgor's Liabilities, plus one percent (1%) per annum, (but in no event higher than the maximum interest rate permitted by applicable law) from the date of payment until repaid in full, shall be paid by Pledgor to Lender on demand and shall constitute and become a part of Pledgor's Liabilities secured hereby.

     17. Default. The occurrence of any one or more Events of Default under the Secured Note or any Default under the Mortgage shall constitute an event of default (an "Event of Default") under this Agreement.

     18. Rights and Remedies upon Default. Upon the occurrence of an Event of Default under this Agreement, (and in addition to all of its other rights, powers, and remedies under this Agreement), Lender may, at its option, and immediately upon delivery of notice to Pledgor, declare the unpaid balance of Pledgor's Liabilities to be immediately due and payable. The occurrence or non-occurrence of an Event of Default shall in no manner impair the ability of Lender to demand payment of any portion of Pledgor's Liabilities which are payable on demand. Lender shall have all of the rights and remedies of a secured party under the applicable Uniform Commercial Code. Upon the occurrence of an Event of Default hereunder, Pledgor, upon demand by Lender, shall assemble the Collateral and make it available to Lender at a place designated by Lender which is mutually convenient to both parties. Upon the occurrence of an Event of Default under this Agreement, Lender or its agents may enter upon Pledgor's premises to take possession of the Collateral, to remove it, to render it unusable, or to sell or otherwise dispose of it, all without judicial process or proceedings.

          Any written notice of the sale, disposition, or other intended action by Lender with respect to the Collateral that is required by applicable laws and that is sent by certified mail, postage prepaid, to Pledgor at the address of Pledgor's chief executive office specified below, or such other address of Pledgor that may from time to time be shown on Lender's records, at least ten (10) business days prior to such sale, disposition, or other action, shall constitute reasonable notice to

Pledgor. Pledgor shall pay on demand all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, incurred by or on behalf of Lender (a) in enforcing Pledgor's Liabilities, and (b) in connection with the taking, holding, preparing for sale or other disposition, selling, managing, collecting, or otherwise disposing of the Collateral. All of such costs and expenses (collectively, the "Liquidation Costs") together with interest thereon at a simple per annum rate of interest which is equal to the then highest rate of interest charged on the principal of any of Pledgor's Liabilities, plus one percent (1%) per annum, (but in no event higher than the maximum interest rate permitted by applicable law) from the date of payment until repaid in full, shall be paid by Pledgor to Lender on demand and shall constitute and become a part of Pledgor's Liabilities secured hereby. Any proceeds of sale or other disposition of the Collateral will be applied by Lender to the payment of Liquidation Costs and Expense Payments, and any balance of such proceeds will be applied by Lender to the payment of the remaining Pledgor's Liabilities in such order and manner of application as Lender may from time to time in its sole discretion determine.

     19. Remedies Cumulative. Each right, power, and remedy of Lender as provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the other Loan Documents or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by Lender or any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other rights, powers, or remedies.

     20. Waiver. No failure or delay by Lender to insist upon the strict performance of any term, condition, covenant, or agreement of this Agreement or of the other Loan Documents, or to exercise any right, power, or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or agreement or of any such breach, or preclude Lender from exercising any such right, power, or remedy at any later time or times. By accepting payment after the due date of any of Pledgor's Liabilities, Lender shall not be deemed to have waived the right either to require payment when due of all other Pledgor's Liabilities or to declare an Event of Default for failure to effect such payment of any such other Pledgor's Liabilities. Pledgor waives presentment, notice of dishonor, and notice of non-payment with respect to Accounts and Chattel Paper.

     21. Governing Law. This Agreement shall be governed by the laws of the State of Maryland, without respect to any other conflicts-of-laws provisions.

     22.  Miscellaneous.

          (a)  Time is of the essence in this Agreement.

          (b) The section headings of this Agreement are for convenience only and shall not limit or otherwise affect any of the terms hereof.

          (c) Neither this Agreement nor any term, condition, covenant, or agreement hereof may be changed, waived, discharged, or terminated orally but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge, or termination is sought.

          (d) This Agreement shall be binding upon Pledgor and its heirs, executors, administrators, legal representatives, successors, and assigns, and shall inure to the benefit of Lender and its successors and assigns.

          (e) As used herein, the singular number shall include the plural, the plural the singular, and the use of the masculine, feminine, or neuter gender shall include all genders, as the context may require, and the term "person" shall include an individual, a corporation, an association, a partnership, a trust, and an organization.

          (f) Invalidation of any one or more of the provisions of this Agreement shall in no way affect any of the other provisions hereof, which shall remain in full force and effect.

          (g) All references herein to any document, instrument, or agreement shall be deemed to refer to such document, instrument, or agreement as the same may be amended, modified, restated, supplemented, or replaced from time to time.

          (h) Unless varied by this Agreement, all terms used herein which are defined by the applicable Uniform Commercial Code shall have the same meaning hereunder as assigned to them by such Uniform Commercial Code.

          (i) Upon full, final and irrevocable payment of all obligations under the Note and other Loan Documents, and termination of any further obligation of Lender to make advances or extensions of credit to Pledgor under the Note, this Agreement shall terminate and Lender shall immediately execute appropriate documents to evidence the termination.

     IN WITNESS WHEREOF, Pledgor has caused its duly authorized officer to execute this Agreement as of the day and year first written above.

                                   PLEDGOR:

ATTEST:                            NEWCARE HOSPITAL CORPORATION
                                   a Georgia corporation

By:/s/ Philip M. Rees              By:/s/ Chris Brogdon
Name:  Philip M. Rees              Name:  Chris Brogdon
Title: Secretary                   Title: President

Address of Pledgor's executive office:

6000 Lake Forrest Drive #200
Atlanta, Georgia 30328

Addresses where Collateral is      Addresses of other places
or is to be located:               of business of Pledgor:

427 West Main Street
Gardner, Kansas 66030

6000 Lake Forrest Drive, #200
Atlanta, Georgia 30328

Previous legal and/or trade
names of Pledgor:

                            ACKNOWLEDGMENT
STATE OF GEORGIA   )
                   ) ss:
COUNTY OF FULTON   )

     On this 23rd day of July, 1997, before me, the undersigned officer, personally appeared Chris Brogdon, personally known to me, or proved to me on the basis of satisfactory evidence, and who acknowledged that he is the President of NEWCARE HOSPITAL CORPORATION and that as such officer, being duly authorized to do so pursuant to the corporation's bylaws or a resolution of its board of directors, executed, subscribed and acknowledged the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself in his authorized capacity as such officer, as his free and voluntary act and deed and the free and voluntary act and deed of the corporation.

IN WITNESS WHEREOF, I hereunto set my hand and official seal.

[NOTARIAL SEAL]                    /s/ Kathryn Pifer
                                   Notary Public

                                   My Commission Expires:
                                   2.14.98